EXHIBIT C

                        AGREEMENT REGARDING JOINT FILING

            This will confirm the agreement by and between the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Series A Voting Convertible Preferred Stock of Salton/Maxim Housewares, Inc. is being filed, and all further amendments thereto will be filed, jointly on behalf of each of the entities named below for all purposes specified in such Schedule 13D, as so amended. This Agreement may be executed on two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  August 7, 1998

                                    CENTRE PARTNERS II LLC

                                    By:  /s/ Bruce G. Pollack
                                         ---------------------------------------
                                         Bruce G. Pollack, Managing Director



                                    CENTRE CAPITAL INVESTORS II, L.P.
                                    CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                    CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                                    By:   Centre Partners II, L.P., as its
                                          General Partner

                                          By:   Centre Partners Management LLC,
                                                as Attorney-in-fact

                                                By: /s/ Bruce G. Pollack
                                                    ----------------------------
                                                    Bruce G. Pollack,
                                                    Managing Director



                                    CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                                    CENTRE PARTNERS COINVESTMENT, L.P.

                                    By:   Centre Partners II LLC, as its
                                          General Partner

                                          By:   /s/ Bruce G. Pollack
                                                --------------------------------
                                                Bruce G. Pollack,
                                                Managing Director


                                    CENTRE PARTNERS MANAGEMENT LLC

                                    By:   /s/ Bruce G. Pollack
                                          --------------------------------------
                                          Bruce G. Pollack, Managing Director



                          Page 19 of 20 Pages

                                   CENTRE PARTNERS II, L.P.

                                   By:   Centre Partners Management LLC,
                                         as Attorney-in-fact

                                         By:   /s/ Bruce G. Pollack
                                               ---------------------------------
                                               Bruce G. Pollack,
                                               Managing Director

                                   STATE BOARD OF ADMINISTRATION OF FLORIDA

                                   By: Centre Parallel Management Partners, L.P.
                                       Manager

                                          By:   Centre Partners Manager LLC,
                                                as Attorney-in-fact

                                                By:   /s/ Bruce G. Pollack
                                                      --------------------------
                                                      Bruce G. Pollack,
                                                      Managing Director




                          Page 20 of 20 Pages